U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2018 (November 7, 2018)

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2018, effective as of November 8, 2018, Akers Biosciences, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of New Jersey to effect a reverse stock split of its common stock at a ratio of eight-for-one (8-for-1). As a result of the reverse stock split, there are approximately 12,474,028 shares of common stock outstanding. The reverse stock split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would have resulted in a stockholder owning a fractional share. Fractional shares have not been issued as a result of the reverse stock split; instead, the board of directors of the Company determined to effect an issuance of shares to holders that would otherwise have been entitled to a fractional share such that any fractional shares were rounded up to the nearest whole number.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: November 9, 2018	By:	/s/ Howard R. Yeaton
Howard R. Yeaton
Chief Executive Officer